Exhibit 5.1

                   OPINION OF BERLACK, ISRAELS & LIBERMAN, LLP

                 [LETTERHEAD OF BERLACK, ISRAELS & LIBERMAN LLP]

                                 April 19, 1999


Winfield Capital Corp.
237 Mamaroneck Avenue
White Plains, New York 10605


Ladies and Gentlemen:

     We have acted as counsel for Winfield Capital Corp., a New York corporation (the "Company"), in connection with a Registration Statement on Form S-8 ("Registration Statement") being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering an aggregate of 928,442 shares (the "Shares") of the Company's Common Stock, $.01 par value ("Common Stock"), which are issuable to officers of the Company upon the exercise of stock options granted under the Company's 1995 Stock Plan, as amended (the "Stock Plan").

     In that connection, we have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Registration Statement, the Stock Plan, and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records of the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when they are issued and paid for as described in the stock options granted under the Stock Plan, the Shares will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as herein set forth as an exhibit to the Registration Statement.


                                           Very truly yours,


                                           /s/ BERLACK, ISRAELS & LIBERMAN LLP
                                               ---------------------------------
                                               Berlack, Israels & Liberman LLP



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